                                SCHEDULE 14A
                               (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                LIGHTBRIDGE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                               LIGHTBRIDGE, INC.
                            67 SOUTH BEDFORD STREET
                        BURLINGTON, MASSACHUSETTS 01803

    NOTICE OF SPECIAL MEETING IN LIEU OF 2000 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

    We invite you to attend our Special Meeting in Lieu of 2000 Annual Meeting of Stockholders, which is being held as follows:

DATE:      Thursday, May 25, 2000

TIME:      10:00 a.m.

LOCATION:  Foley, Hoag & Eliot LLP
           One Post Office Square
           Sixteenth Floor
           Boston, Massachusetts 02109

    At the Meeting, we will ask you and our other stockholders to:

    - elect one director to a three-year term;

    - approve an increase in the number of shares of common stock issuable under our 1996 Incentive and Non-Qualified Option Plan;

    - approve an increase in the number of shares of common stock issuable under our 1996 Employee Stock Purchase Plan; and

    - consider any other business properly presented at the Meeting.

    You may vote on these matters in person or by proxy. Whether you plan to attend the Meeting or not, we ask that you complete and return the enclosed proxy card promptly in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the Meeting in accordance with your wishes. If you attend the Meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on March 27, 2000 may vote at the Meeting.

                                          By order of the Board of Directors,

                                          /s/ Alexander H. Pyle

                                          Alexander H. Pyle
                                          SECRETARY

April 10, 2000

                                PROXY STATEMENT
                                    FOR THE
                               LIGHTBRIDGE, INC.
                           SPECIAL MEETING IN LIEU OF
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
                    INFORMATION ABOUT THE MEETING
This Proxy Solicitation.....................................      2
How to Vote.................................................      2
Quorum Required to Transact Business........................      3
Availability of Auditors....................................      3

                       DISCUSSION OF PROPOSALS
Proposal 1: Proposal to Elect One Director..................      4
Proposal 2: Amendment of Our 1996 Incentive and Nonqualified
  Stock Option Plan.........................................      4
Proposal 3: Amendment of Our 1996 Employee Stock Purchase
  Plan......................................................      8

                     INFORMATION ABOUT DIRECTORS
Background Information About Directors Continuing in
  Office....................................................     11
Meetings of the Board of Directors..........................     11
Committees of the Board of Directors........................     11
Compensation Committee Interlocks and Insider
  Participation.............................................     12
Compensation of Directors...................................     12

                 INFORMATION ABOUT EXECUTIVE OFFICERS
Background Information About Executive Officers.............     13
Compensation of Executive Officers..........................     14
Related Party Transaction...................................     17

       INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE
Stock Owned by Directors, Executive Officers and
  Greater-than-5% Stockholders..............................     18
Compliance with Reporting Requirements......................     20
Performance Graph...........................................     20

                            OTHER MATTERS
Other Business..............................................     21
Stockholder Proposals for 2001 Annual Meeting...............     21

                         INFORMATION ABOUT THE MEETING

THIS PROXY SOLICITATION

    We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Meeting (including any adjournment or postponement of the Meeting).

    - THIS PROXY STATEMENT summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

    - THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

    We will pay the cost of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by mail, telephone or facsimile. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. At present, we do not plan to retain the services of any proxy solicitation firm to assist us in this solicitation.

    We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 10, 2000. In this mailing, we are including a copy of our 1999 Annual Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 1999 (excluding exhibits), as filed with the Securities and Exchange Commission.

HOW TO VOTE

    You are entitled to one vote at the Meeting for each share of common stock registered in your name at the close of business on March 27, 2000.

    You may vote your shares at the Meeting in person or by proxy.

       - TO VOTE IN PERSON, you must attend the Meeting, and then complete and submit the ballot provided at the Meeting.

       - TO VOTE BY PROXY, you must complete and return the enclosed proxy card. Your proxy will be valid only if you sign, date and return it before the Meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the Meeting in the manner your specify in the proxy card. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares for each of the three proposals described in this proxy statement. If any other business properly comes before the Meeting, then the designated persons will have the discretion to vote in any manner.

    If you complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

       - send written notice to Alexander H. Pyle, our Secretary, at our address set forth on the Notice appearing on the cover of this proxy statement;

       - send us another signed proxy with a later date; or

       - attend the Meeting, notify our Secretary that you are present, and then vote in person.

QUORUM REQUIRED TO TRANSACT BUSINESS

    At the close of business on March 27, 2000, 16,663,579 shares of common stock were outstanding. Our by-laws require that a majority of our common stock be represented, in person or by proxy, at the

Meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists.

AVAILABILITY OF AUDITORS

    Deloitte & Touche LLP has been selected by our Board of Directors as the independent public accountants to audit our financial statements for the year ending December 31, 2000. Deloitte & Touche LLP also served as our auditors in 1999. We expect that representatives of Deloitte & Touche LLP will attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                            DISCUSSION OF PROPOSALS

PROPOSAL 1: PROPOSAL TO ELECT ONE DIRECTOR

    The first proposal on the agenda for the Meeting is the election of one person to serve as a Class I director for a three-year term beginning at the Meeting and ending at the 2003 Annual Meeting of Stockholders. Our Board of Directors currently has four members and is divided into three classes, two of which have one member and one of which has two members. Each class of directors serves a three-year term. We stagger these terms so that the term of only one class expires each year.

    Our Board of Directors has nominated Debora J. Wilson for re-election as a Class I director. A brief biography of Ms. Wilson, as of March 15, 2000, follows. You will find information about Ms. Wilson's holdings of common stock on page 18.

DEBORA J. WILSON.............................  Ms. Wilson has served as one of our directors
  CLASS I DIRECTOR                             since May 1998. Ms. Wilson is currently
                                               President and Chief Executive Officer of
                                               weather.com, a position she has held since
                                               September 1999. From May 1998 to September
                                               1999 she was Executive Vice President and
                                               General Manager of The Weather Channel. From
                                               August 1994 to May 1998, Ms. Wilson held
                                               other senior-level positions at The Weather
                                               Channel, including President, U.S. Products
                                               and Distribution and Senior Vice
                                               President--New Media. Prior to August 1994,
                                               Ms. Wilson held various product development,
                                               marketing and operations positions at Bell
                                               Atlantic. Ms. Wilson is 42 years old.

    If for any reason Ms. Wilson becomes unavailable for election, the persons designated in the proxy card may vote the proxy for the election of a substitute. Ms. Wilson has consented to serve as director if elected, and our Board of Directors has no reason to believe that she will become unavailable for election.

    The nominee receiving the greatest number of votes cast will be elected as a director. We will not count abstentions or broker non-votes when we tabulate votes cast for the election of a director.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
     MS. WILSON.

PROPOSAL 2: AMENDMENT OF OUR 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

    On March 10, 2000, our Board of Directors amended our 1996 Incentive and Nonqualified Stock Option Plan to increase the number of shares available for the grant of options under the plan from 1,000,000 to 2,350,000, subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like. Our Board of Directors is submitting this amendment to the 1996 Stock Option Plan to our stockholders for approval. If our stockholders do not approve Proposal 2, the total number of shares that may be issued pursuant to options granted under the plan will remain at 1,000,000.

    Options constitute a significant portion of the overall compensation of our employees, including our executive officers. Options issued under the 1996 Stock Option Plan also represent a significant form of compensation that we pay to non-employee directors. Our Board of Directors, including the members of the Compensation Committee, believes that we will derive substantial benefits from increasing the aggregate number of options that we can issue under the 1996 Stock Option Plan. Our

Board of Directors believes that the proposed amendment, by enabling us to issue additional options under the plan, will enable us to further align the interests of our current directors, executive officers and other employees with the interests of our stockholders. The Board also believes that the proposed amendment will assist us to attract and retain key executives by enabling us to offer competitive compensation packages.

    In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will count abstentions but not broker non-votes when we tabulate votes cast.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE AMENDMENT OF THE 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN.

BACKGROUND

    Our 1996 Stock Option Plan became effective in September 1996. From that time to March 27, 2000, we granted options to purchase an aggregate of 956,534 shares of common stock (excluding options that have been cancelled) and at March 27, 2000 we had only 43,466 shares of common stock available for the grant of options under the plan. We also have a 1998 Non-Statutory Stock Option Plan, which only permits us to grant options that do not qualify as incentive stock options under the Internal Revenue Code. After examining our overall employee compensation, our Board of Directors concluded that it was in our best interests to make additional shares of common stock available for the grant of options under the 1996 Stock Option Plan. On March 10, 2000, the Board adopted an amendment to the 1996 Stock Option Plan to increase the total number of shares of common stock that may be issued pursuant to options granted under the plan to 2,350,000. Under the terms of the plan, this amendment will not be effective unless our stockholders approve the amendment within 12 months of its adoption.

PLAN ADMINISTRATION

    Unless otherwise determined by the Board of Directors, the 1996 Stock Option Plan must be administered by a plan committee consisting of at least two "outside directors," who may be members of the Compensation Committee. For purposes of the plan, an "outside director" is a person who

    - is not an employee of Lightbridge or any affiliate

    - is not a former employee of Lightbridge or any affiliate who is receiving compensation for prior services during the taxable year of Lightbridge or any affiliate

    - has not been an officer of Lightbridge or any affiliate, and

    - does not receive remuneration from Lightbridge or any affiliate in any capacity other than as a director.

Our Board of Directors has appointed the Compensation Committee, which consists of Mr. Harder and Ms. Wilson, as the plan committee. Mr. Harder and Ms. Wilson are "non-employee directors" as that term is defined in the rules of the Securities and Exchange Commission.

    The plan committee selects the directors, officers and other employees who will receive options and determines the option exercise price and other terms of each option, subject to the provisions of the plan. The plan committee also has the power to make changes to outstanding options under the plan, including the power to reduce the exercise price, accelerate the vesting schedule and extend the expiration date of any option. As a matter of policy, the plan committee does not intend to exercise its power to reduce the exercise price of outstanding options in the future.

    The 1996 Stock Option Plan authorizes the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in
Section 422 of the Internal Revenue Code, and options that do not so qualify. Options may be granted under the plan to our directors, officers, other employees, and consultants and those of any of our subsidiaries. As of March 22, 2000, approximately 450 such individuals were eligible to participate in the plan, of which approximately 318 individuals had received options under the plan.

    The exercise price of incentive options granted under the 1996 Stock Option Plan must equal or exceed the fair market value of the common stock on the date of grant. The exercise price of incentive options granted under the plan to a person who owns more than 10% of the combined voting power of all classes of our outstanding capital stock or the outstanding capital stock of any of our subsidiaries must equal or exceed 110% of the fair market value of the common stock on the date of grant. The exercise price of nonqualified options granted under the plan must equal or exceed the fair market value of our common stock on the date of grant.

    Each option expires no later than ten years after the date of grant or, in the case of an option granted to a greater-than-ten-percent stockholder, five years after the date of grant. The aggregate fair market value (at the time of grant) of shares issuable pursuant to incentive options that are exercisable for the first time in any calendar year may not exceed $100,000, unless a greater amount is permitted by law. No person may be granted options under the plan to purchase more than 500,000 shares of common stock in any calendar year, including options that are subsequently forfeited, canceled or otherwise terminated. For this purpose, the repricing of any option is deemed the grant of a new option.

    Options are not transferable except by will or by the laws of descent and distribution, and during the holder's lifetime are exercisable only by the holder. Options generally may not be exercised after the earliest of

    - the expiration of the option,

    - the employee's termination for cause,

    - thirty days after termination of the holder's employment without cause, and

    - one year after the holder's death or permanent and total disability, if the holder's death or permanent and total disability occurs before the termination of the holder's employment.

    The holder of an option may pay the purchase price for the shares subject to the option with cash or a check or shares of our common stock or by cashless exercise through a broker. In addition, if so permitted by the instrument evidencing the option, a holder may pay the purchase price with a promissory note. With the consent of the plan committee, a holder may also pay the purchase price using any combination of the foregoing.

    We intend, to file, as soon as practicable, a registration statement covering the additional 1,350,000 shares of common stock that will be issuable under the 1996 Stock Option Plan if Proposal 2 is approved by our stockholders. Except in the case of shares issued to our affiliates, the shares of common stock issued under the 1996 Stock Option Plan will be freely eligible for resale in the public market if they are issued while a registration statement is effective.

    The 1996 Stock Option Plan terminates in October 2006, subject to earlier termination by our Board of Directors or the earlier issuance of all shares issuable under the plan. After the termination of the plan, we may not grant options under the plan but options that are outstanding on the date of termination are not affected by the termination.

NEW PLAN BENEFITS

    Because the grant of options under the plan is discretionary, we are unable to determine the dollar value and number of options that we will grant as a result of the proposed amendment to any person, including any executive officer, director or director-nominee, or any associate of any executive officer, director or director-nominee. If the proposed amendment had been in effect during 1999, it would not have affected the determination of the number of options received by or allocated to participants in 1999.

    To date, grants of options under the 1996 Stock Option Plan to our employees, officers and directors (excluding options that have been cancelled) have been as follows:

                                                                TOTAL NUMBER
NAME                                                         OF OPTIONS GRANTED
----                                                         ------------------
Pamela D. A. Reeve.........................................        24,000
Richard H. Antell..........................................            --
Douglas E. Blackwell.......................................        25,000
Brian P. Connolly..........................................        44,000
Michael Adam Perfit........................................            --
All non-employee directors as a group......................        40,000
All executive officers as a group..........................       213,000
All non-executive officer employees as a group.............       703,534

    As of March 27, 2000, 780,261 shares of common stock were subject to outstanding options granted under the 1996 Stock Option Plan, 176,273 shares of common stock had been purchased upon exercise of options granted thereunder and 43,466 shares of common stock remained available for future grants. As of March 27, 2000, option prices and expiration dates for outstanding options granted under the 1996 Stock Option Plan ranged from $3.72 to $28.13 per share and from October 2, 2006 to December 15, 2009, respectively.

AMENDMENT OF 1996 STOCK OPTION PLAN

    Our Board of Directors may amend or terminate the 1996 Stock Option Plan at any time and from time to time. If an amendment would increase the number of shares of common stock that may be issued under the plan or would change the provisions regarding eligibility to participate in the plan, the amendment will not be effective unless approved by our stockholders within 12 months before or after the adoption of the amendment.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 1996 STOCK OPTION PLAN

    The holder of a nonqualified option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise. Such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares.

    The holder of an incentive option recognizes no income for federal income tax purposes on the grant of the option. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive option. If the holder does not dispose of the shares acquired upon exercise of the incentive option within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of those shares will be treated for federal income tax purposes as long-term capital gain if the shares were held for more than 12 months. If the holder sells the shares before the expiration of such two-year and one-year periods (a "disqualifying disposition"), the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option will be treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, will be treated as capital gain. That capital gain will be long-term capital gain if the shares were held for more than 12 months.

    The excess of the fair market value of the underlying shares of common stock over the exercise price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax will be allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer's regular tax liability in a later year; however, the alternative minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

    Generally, subject to certain limitations, we may deduct on our corporate income tax returns, in the year in which an option holder recognizes ordinary income upon the exercise of a nonqualified option or a disqualifying disposition of an incentive option, an amount equal to the amount recognized by the option holder as ordinary income upon the occurrence of such exercise or disqualifying disposition.

    The 1996 Stock Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under
Section 401(a) of the Internal Revenue Code.

PROPOSAL 3: AMENDMENT OF OUR 1996 EMPLOYEE STOCK PURCHASE PLAN

    On March 10, 2000, our Board of Directors amended our 1996 Employee Stock Purchase Plan to increase the number of shares available for purchase under the plan from 100,000 to 200,000 shares, subject to adjustments in event of stock splits, stock dividends, recapitalization and the like. Our Board of Directors is submitting this amendment to the Stock Purchase Plan to our stockholders for approval. If our stockholders do not approve Proposal 3, the total number of shares that may be purchased under the plan will remain at 100,000.

    The purpose of the Stock Purchase Plan is to provide a method whereby employees of Lightbridge will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in Lightbridge through the purchase of shares of common stock. The Board of Directors believes that providing employees with a direct stake in our welfare assures a closer identification of the interests of participants in the Stock Purchase Plan with those of our stockholders, thereby stimulating the participants' efforts on our behalf and strengthening their desire to remain with us.

    In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will count abstentions but not broker non-votes when we tabulate votes cast

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

DESCRIPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    In June 1996, our Board of Directors adopted the Stock Purchase Plan. The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The right to purchase stock under the Stock Purchase Plan is made available by a series of six-month offerings to eligible employees. The Compensation Committee determines the applicable date of commencement and date of termination of each offering under the Stock Purchase Plan.

    All of our employees are eligible to participate in the Stock Purchase Plan on the first offering commencement date following the commencement of employment if

    - the employee has completed six months of continuous service with us,

    - immediately after the grant of an option to participate the employee would not own stock, including outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any parent or subsidiary company,

    - the grant of an option to participate in the Stock Purchase Plan would not cause his or her rights to purchase stock under all of our employee stock purchase plans and the stock purchase plans of any subsidiary company to exceed $25,000 in fair market value (determined at the time such option is granted) for each calendar year in which the option is outstanding, and

    - the employee is not one of our officers who is a "highly compensated employee" as defined in Section 414(q) of the Internal Revenue Code.

Participation in the Stock Purchase Plan is voluntary and participation in any one or more of the offerings under the Stock Purchase Plan neither limits nor requires participation in any other offering.

    At the time a participant files his authorization for a payroll deduction, the participant may elect to have deductions made from his or her pay on each payday at any integral rate up to 6% of the employee's base pay on the offering commencement date. Payroll deductions for a participant commence on the applicable offering commencement date and end on the applicable offering termination date unless terminated sooner by the participant in accordance with the terms of the Stock Purchase Plan. All payroll deductions made for a participant are credited to the participant's account under the Stock Purchase Plan. No separate cash payments may be made into the account by the employee. No interest is paid or allowed on any money paid into the Stock Purchase Plan or credited to the account of any participant. An employee may terminate participation in the Stock Purchase Plan at any time. During the offering, the participant may not change the percentage of compensation which is to be deducted.

    On the applicable offering commencement date, a participating employee is deemed to have been granted an option to purchase a maximum number of shares of our common stock equal to an amount determined as follows: 85% of the per share market value of our common stock on such offering commencement date is divided into the percentage of the employee's compensation which he or she has elected to have withheld (but no more than 6%), multiplied by two. The per share purchase price of the common stock purchased under the Stock Purchase Plan is the lower of (a) 85% of the closing price per share of the common stock on the offering commencement date and (b) 85% of the closing price per share of the common stock on the offering termination date.

    Unless a participant first gives written notice of withdrawal from participation in the applicable offering, the participant's option for the purchase of common stock with payroll deductions made during any offering is exercised automatically on the applicable offering termination date. The number of full shares of common stock so purchased is equal to the accumulated payroll deductions in the participant's account at that time divided by the applicable option price (but not in excess of the number of shares for which options have been granted to the participant), and any excess in his account at that time (other than amounts relating to fractional shares, as discussed in the following sentence) is automatically returned to the participant. Fractional shares are not be issued under the Stock Purchase Plan and any accumulated payroll deductions which would have been used to purchase fractional shares are automatically carried forward to the next offering unless the participant chooses to have the excess funds returned.

    An employee's participation under the Stock Purchase Plan terminates upon voluntary withdrawal from the Stock Purchase Plan at any time prior to the offering termination date for an offering, or when such employee ceases employment because of retirement, resignation, lay-off or discharge, except that if an employee's employment terminates due to death, his beneficiary has the right to withdraw all of the payroll deductions or to exercise the option.

    We intend to file, as soon as practicable, a registration statement covering the additional 100,000 shares of common stock that will be issuable under the Stock Purchase Plan if Proposal 3 is approved by our stockholders. Except in the case of shares issued to our affiliates, as defined in the Securities Act of 1933, the shares of common stock issued under the Stock Purchase Plan will be freely eligible for resale in the public market if they are issued while a registration statement is effective.

NEW PLAN BENEFITS

    We are unable to determine the dollar value and number of options or amounts that will be received by or allocated to any our executive officers, our current executive officers as a group, our current directors who are not executive officers as a group, or our employees who are not executive officers as a group, as a result of the increase in the number of shares subject to purchase under the Stock Purchase Plan. If the proposed amendment had been in effect during 1999, it would not have affected the the number of options received by or allocated to participants in 1999.

AMENDMENT OF THE STOCK PURCHASE PLAN

    Our Board of Directors may, in its discretion, at any time, terminate or amend the Stock Purchase Plan, except that no such termination may affect options previously granted, nor may any amendment make a change in any option previously granted which would adversely affect the rights of an option holder under the plan.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE STOCK PURCHASE PLAN.

    If an employee acquires shares of common stock pursuant to the Stock Purchase Plan and does not dispose of them within two years after the commencement of the offering period pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition is treated, for federal income tax purposes, as long-term capital gain, except that the portion of the gain equal to the lesser of

    - the excess of the fair market value of the shares on the date of disposition over the amount paid to us upon purchase of the shares, or

    - the excess of the fair market value of the shares on the offering commencement date over the amount paid upon purchase of the shares,

is taxable as ordinary income. We do not receive a corresponding deduction, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a capital loss measured by the difference between the purchase price and the selling price.

    If the employee disposes of shares acquired pursuant to the Stock Purchase Plan within two years after the offering commencement date of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase is taxable to the participant as ordinary income in the year of disposition. In this event, we may deduct from our gross income an amount equal to the amount treated as ordinary income to the employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares is taxable as long-term capital gain if the shares were held for more than 12 months and short-term capital gain if the shares were held for 12 months or less. If the participant disposes of any shares within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the participant realizes the same amount of ordinary income (that is, the difference between the purchase price and the fair market value of the shares at the time of purchase), and the participant recognizes a capital loss equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

    If a participating employee dies while owning shares acquired under the Stock Purchase Plan, ordinary income may be reportable on his final income tax return.

    The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under
Section 401(a) of the Internal Revenue Code.

                          INFORMATION ABOUT DIRECTORS

BACKGROUND INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE

    The Class II and Class III directors will continue in office following the Meeting, and their terms will expire in 2001 (Class II) or 2002 (Class III). Brief biographies of these directors, as of March 15, 2000, follow. You will find information about their holdings of common stock on page 18.

D. QUINN MILLS................  Dr. Mills has served as one of our directors since June
  CLASS II DIRECTOR             1990. Since 1976, Dr. Mills has served as the Albert J.
                                Weatherhead, Jr. Professor of Business Administration at the
                                Harvard Business School. Dr. Mills is 58 years old.

TORRENCE C. HARDER............  One of our founders, Mr. Harder has served as one of our
  CLASS III DIRECTOR            directors since June 1989. Mr. Harder has been the President and a director of Harder Management Company, a registered
                                investment advisory firm, since its establishment in 1971.
                                He has also been the President and a director of
                                Entrepreneurial Ventures, Inc., a venture capital investment firm, since 1987 and currently serves as a director of
                                MicroFinancial, Inc., a microticket leasing firm. Mr. Harder is 56 years old.

PAMELA D.A. REEVE.............  Ms. Reeve has served as our President and as one of our
  CLASS III DIRECTOR            directors since November 1989, and our Chief Executive
                                Officer since September 1993. From November 1989 to
                                September 1993, Ms. Reeve also served as our Chief Operating
                                Officer. Prior to joining us, Ms. Reeve was employed by The
                                Boston Consulting Group. Ms. Reeve served as President of
                                the Massachusetts Software Council from January 1996 to
                                January 1998. She currently serves as a director of WebLink
                                Wireless, Inc., a provider of wireless messaging services, and Natural MicroSystems Corp., a provider of hardware and software technology for developers of high-value
                                telecommunications solutions. Ms. Reeve is 50 years old.

MEETINGS OF THE BOARD OF DIRECTORS

    Our Board of Directors held eight meetings and acted by unanimous written consent once during the year ended December 31, 1999. All directors attended all of the meetings of our Board held in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors has appointed an Audit Committee and a Compensation Committee. Our Board of Directors does not have a Nominating Committee.

    The Audit Committee met four times during the year ended December 31, 1999. The Audit Committee:

    - reviews the scope and results of the annual audit of our consolidated financial statements conducted by our independent accounts;

    - reviews the scope of other services provided by our independent accounts;

    - reviews proposed changes in our financial and accounting standards and principles and in our policies and procedures for our internal accounting, auditing and financial controls; and

    - makes recommendations to our Board of Directors on the engagement of the independent accountants.

The Audit committee consists of Debora Wilson and Quinn Mills, each of whom attended all of the meetings of the Audit Committee held in the year ended December 31, 1999.

    The Compensation Committee met once the year ended December 31, 1999 and acted by written consent twelve times. The Compensation Committee provides recommendations concerning salaries and incentive compensation for our employees and consultants. In addition, the Compensation Committee administers our compensation programs, including our 1990 Incentive and Nonqualified Stock Option Plan, 1996 Incentive and Nonqualified Stock Option Plan, 1996 Employee Stock Purchase Plan and 1998 Non-Statutory Stock Option Plan. The Compensation Committee also performs other duties that our Board of Directors periodically assigns to it. The Compensation Committee consists of Torrence Harder and Debora Wilson, each of whom attended the meeting of the Compensation Committee held in the year ended December 31, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Torrence Harder and Debora Wilson, neither of whom has ever been one of our employees. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

    Directors who are not our employees receive $1,000 for each Board meeting they attend and $500 for each meeting they attend of a committee of the Board on which they serve.

    Directors who are not our employees also receive stock option grants under our 1998 Non-Statutory Stock Option Plan. Upon election to the Board of Directors, each non-employee director automatically receives an option to purchase 20,000 shares of common stock, which vests in three equal annual installments. In addition, immediately following each annual meeting of stockholders (or special meeting in lieu thereof), each non-employee director re-elected to or remaining on the Board is automatically granted a fully vested option to purchase 4,000 shares of common stock, PROVIDED that:

    - any prior automatic grants held by the director have fully vested; or

    - at least two annual meetings of stockholders (or special meetings in lieu thereof) have elapsed between any prior automatic grant made to the director and the meeting upon which the subsequent automatic grant would occur.

The exercise price per share of each automatic option grant is equal to the closing price of our common stock on the date of such grant, as reported by the Nasdaq National Market. Directors who are our employees are not entitled to receive any separate compensation for serving as directors.

                      INFORMATION ABOUT EXECUTIVE OFFICERS

BACKGROUND INFORMATION ABOUT EXECUTIVE OFFICERS

    Brief biographies of our executive officers as of March 15, 2000 follow. You will find information about their holdings of common stock on page 18.

Pamela D.A. Reeve.............  You will find background information about Ms. Reeve on page
  PRESIDENT AND CHIEF           11. Ms. Reeve is 50 years old.
  EXECUTIVE OFFICER

Brian P. Connolly.............  Mr. Connolly has been our Senior Vice President, Sales and
  SENIOR VICE PRESIDENT, SALES  Marketing since May 1998. Prior to joining us, Mr. Connolly
  AND MARKETING                 was employed by Computer Sciences Corporation's Intellicom
                                Division, most recently as its as Vice President and Chief
                                Operating Officer. Mr. Connolly is 50 years old.

Michael A. Perfit.............  Mr. Perfit, one of our founders, has served as our Senior
  SENIOR VICE PRESIDENT OF      Vice President of Technology since June 1991. From June 1989
  TECHNOLOGY                    to May 1991, Mr. Perfit served as our Vice President of
                                Engineering. Prior to joining us, Mr. Perfit was Vice
                                President of Appex, Inc. and held engineering and technical support positions at Interactive Management Systems. Mr.
                                Perfit is 44 years old.

Richard H. Antell.............  Mr. Antell has served as our Vice President, Software
  VICE PRESIDENT, SOFTWARE      Development since February 1996. From June 1991 to January
  DEVELOPMENT                   1996, Mr. Antell was our Vice President of Engineering.
                                Prior to joining us, Mr. Antell served as Vice President of
                                Application Development of Applied Expert Systems, Inc. and
                                Project Leader of Index Systems, Inc. Mr. Antell is 52 years old.

Douglas E. Blackwell..........  Mr. Blackwell has served as our Vice President, Service
  VICE PRESIDENT, SERVICE       Delivery since November 1995. From October 1994 to October
  DELIVERY                      1995, Mr. Blackwell served as our Vice President of
                                Operations. From February 1991 to September 1994, Mr.
                                Blackwell was Vice President of Operations of Thomson
                                Financial Services, Inc., an on-line financial transaction and information services firm. Prior to February 1991, Mr.
                                Blackwell was employed at Nolan, Norton and Co., an
                                affiliate of KPMG/Peat Marwick. Mr. Blackwell is 43 years
                                old.

Carla J. Marcinowski..........  Ms. Marcinowski has been our Vice President, Consulting
  VICE PRESIDENT, CONSULTING    Services since February 1998. Prior to joining us as an
  SERVICES                      employee, Ms. Marcinowski provided services to us as an
                                independent consultant from October 1997 to January 1998.
                                Ms. Marcinowski was a founder and Vice President, Business
                                Development of The Net Collaborative from July 1996 to
                                August 1997, and prior to March 1996 was employed by Lotus
                                Development Corporation in various positions, including
                                International Managing Director, Consulting Services,
                                Managing Director, Worldwide Services Group and Services
                                Lead, Lotus/IBM Transition Team. Ms. Marcinowski is 42 years old.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE FOR 1999, 1998 AND 1997

    The following table summarizes certain information with respect to the annual and long-term compensation that we paid for the past three fiscal years to the following persons (the "Named Officers"):

    - Pamela D.A. Reeve, our president and chief executive officer throughout 1999; and

    - Richard H. Antell, Douglas E. Blackwell, Brian P. Connolly and Michael A. Perfit, our four most highly compensated executive officers (other than Ms. Reeve) in the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                             ANNUAL               AWARDS
                                                          COMPENSATION          SECURITIES     ALL OTHER
                                                     -----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION(S)              YEAR     SALARY($)   BONUS($)(1)    OPTIONS(#)       ($)(2)
------------------------------            --------   ---------   -----------   ------------   ------------
Pamela D.A. Reeve.......................    1999     $282,500      $220,800            --        $6,455
  PRESIDENT AND CHIEF EXECUTIVE OFFICER     1998      235,000        96,500       300,000         6,256
                                            1997      200,000        91,700            --

Richard H. Antell.......................    1999      172,615       145,330            --         2,202
  VICE PRESIDENT, SOFTWARE DEVELOPMENT      1998      165,000        63,200            --         3,074
                                            1997      130,000        50,400            --

Douglas E. Blackwell....................    1999      163,846       135,430            --         1,015
  VICE PRESIDENT, SERVICE DELIVERY          1998      150,000        63,200        25,000(3)      3,589
                                            1997      130,000        37,100        25,000

Brian P. Connolly (4)...................    1999      209,231        85,400        20,000         3,500
  SENIOR VICE PRESIDENT, SALES AND          1998      132,289            --       100,000            --
  MARKETING

Michael A. Perfit.......................    1999      159,923       130,330            --         3,455
  SENIOR VICE PRESIDENT OF TECHNOLOGY       1998      135,000        57,200            --         4,235
                                            1997      109,900        29,600            --            --

------------------------

(1) Represents the aggregate amount of bonus installments we paid in the applicable year with respect to bonuses earned in prior years. See "Report of the Compensation Committee on Executive Compensation for 1999."

(2) Represents matching contributions we made pursuant to our 401(k) Plan and payments of term life and long-term disability insurance premiums.

(3) Represents an option we issued in connection with the repricing of a previously granted stock option.

(4) Mr. Connolly joined Lightbridge in May 1998.

    OPTION GRANTS IN 1999

    The following table sets forth certain information regarding the options that we granted to the Named Officers during the year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                                   ----------------------------                   VALUE AT ASSUMED
                                      NUMBER OF    PERCENT OF TOTAL                             ANNUAL RATE OF STOCK
                                      SECURITIES       OPTIONS                                 PRICE APPRECIATION FOR
                                      UNDERLYING       GRANTED        EXERCISE                     OPTION TERM(3)
                                       OPTIONS     TO EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
NAME                                  GRANTED(#)    FISCAL YEAR(1)    ($/SH)(2)      DATE        5%($)        10%($)
----                                  ----------   ----------------   ---------   ----------   ----------   ----------
Brian P. Connolly...................   20,000(4)          5.93%        $9.813     6/14/2009     $139,411     $363,693

------------------------

(1) Percentages are calculated based on a total of 337,450 options granted in the year ended December 31, 1999.

(2) All options were granted at fair market value, which was determined by the Compensation Committee to be the closing price of our common stock on the date of grant, as reported by the Nasdaq National Market.

(3) The amounts shown represent hypothetical values that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

(4) The option is exercisable as to 10% of the shares subject thereto upon the date of grant. During the first year following the date of grant, an additional 3.75% of the shares vest at the end of each of each three-month period. Thereafter, an additional 6.25% of the shares vest at the end of each three month period until the option is fully vested.

    AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AT DECEMBER 31, 1999

    The following table sets forth information as to options exercised during the year ended December 31, 1999, and unexercised options held at the end of such fiscal year, by the Named Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                            SHARES                   UNEXERCISED OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT FISCAL
                           ACQUIRED      VALUE                 YEAR-END                         YEAR-END($)(2)
                              ON        REALIZED   ---------------------------------   ---------------------------------
          NAME            EXERCISE(#)    ($)(1)    EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
------------------------  -----------   --------   --------------   ----------------   --------------   ----------------
Pamela D.A. Reeve.......         --           --      470,000           150,000         $11,136,950         $2,343,750
Richard H. Antell.......     50,200     $908,580       95,200            47,000           2,183,508          1,098,750
Douglas E. Blackwell....         --           --      116,250            46,750           2,897,657          1,094,969
Brian P. Connolly.......     20,000      426,260       28,500            71,500             565,904          1,402,836
Michael A. Perfit.......         --           --           --                --                  --                 --

------------------------

(1) The values in this column are based on the last reported sale prices of the common stock on the respective dates of exercise as reported by the Nasdaq National Market, less the respective option exercise prices.

(2) The closing sale price for the common stock as reported by the Nasdaq National Market on December 31, 1999 was $27.75. Value is calculated on the basis of the difference between the option exercise price and $27.75, multiplied by the number of shares of common stock underlying the option.

    REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR 1999

    THE FOLLOWING IS A REPORT OF THE COMPENSATION COMMITTEE DESCRIBING THE COMPENSATION POLICIES AND RATIONALES THAT THE COMPENSATION COMMITTEE USED TO DETERMINE THE COMPENSATION PAID TO OUR EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 1999.

    The Compensation Committee is responsible for establishing Lightbridge's executive compensation policies and practices, which includes making specific recommendations to the Board of Directors concerning compensation for executive officers.

    The Compensation Committee seeks to achieve three broad goals in connection with Lightbridge's executive compensation programs and decisions regarding individual compensation:

    - structuring executive compensation programs in a manner that will enable Lightbridge to attract and retain key executives;

    - rewarding executives for Lightbridge's achievement of net income goals, in order to create a performance-oriented environment for Lightbridge's executives; and

    - providing executives with an equity interest in Lightbridge so as to link a portion of the compensation of Lightbridge's executives with the performance of the common stock.

    Lightbridge's executive compensation program generally consists of three elements: base salary, annual cash bonus, and a stock-based equity incentive in the form of participation in Lightbridge's stock option plans. The executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or on the benefits that may be payable under these plans. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, particularly those companies in the same industry and companies located in the same geographic area as Lightbridge. In addition, for each executive the Compensation Committee considers historic salary levels, work responsibilities and base salary relative to other executives at Lightbridge. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, Lightbridge's financial performance and each individual's performance.

    Lightbridge's approach to the Chief Executive Officer's compensation package in fiscal 1999 was to be competitive with other high growth companies in the software industry and to tie a large percentage of the Chief Executive Officer's total compensation package to Lightbridge's performance. Ms. Reeve is a party to a multi-year employment agreement with Lightbridge that establishes her annual base salary during the term of the agreement, subject to increase (but not decrease) at the discretion of the Board of Directors. Ms. Reeve's base salary was designed to give her assurance of a base level of compensation, commensurate with her position and duration of employment with Lightbridge. Ms. Reeve received a base salary of $285,500 in 1999, $235,000 in 1998 and $200,000 in
1997.

    Executive bonuses generally are considered and granted on an annual basis, with each bonus being paid in three equal annual installments. Payment of each bonus installment is subject to the continued employment of the bonus recipient. Lightbridge adopts a target bonus plan for officers and other key employees at or before the beginning of each year, with targets typically based on net income for the year. After Lightbridge's financial results for the year are available, the Compensation Committee evaluates the performances of the officers and other key employees and determines the extent to which bonuses are to be paid from the target bonus plan. In general, Lightbridge must achieve at least 80% of its target net income in order for bonuses to be paid. In accordance with these procedures, in early 1999 Lightbridge adopted its 1999 target bonus plan and in early 2000 the Compensation Committee determined the extent to which bonuses would be paid out of the 1999 target bonus plan, as compensation for the performance of the officers and other key employees.

    Generally, Lightbridge's policy with respect to option grants to executive officers is to create a performance incentive for such officers by providing them the ability to acquire or increase a proprietary interest in Lightbridge and its success. In determining the size of each stock option grant, the Compensation Committee emphasized the seniority, responsibilities and performance of the executive. In 1999, the Compensation Committee granted options to purchase 20,000 shares each to Mr. Connolly and Ms. Marcinowski, with an exercise price of $9.813 per share. The Compensation Committee granted these options in recognition of the strong performance demonstrated by Mr. Connolly and Ms. Marcinowski, and to create a continuing incentive for them to act on behalf of Lightbridge. During 2000, the Compensation Committee intends to consider increasing the proportion of overall compensation of certain executive officers consisting of stock options and other equity-based incentives.

    Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, Lightbridge has limited the number of shares subject to stock options that may be granted to Lightbridge employees in a manner that complies with the performance-based requirements of Section 162(m), but has not sought stockholder approval of the 1998 Non-Statutory Stock Option Plan in order to qualify options granted thereunder as qualifying performance-based compensation. Based on the compensation awarded to Lightbridge's executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Lightbridge in the near term. While the Compensation Committee does not currently intend to qualify its executive bonus awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on Lightbridge.

                                          Torrence C. Harder
                                          Debora J. Wilson

RELATED PARTY TRANSACTION

    In August 1996 we executed an employment agreement with Pamela D.A. Reeve. We agreed to employ Ms. Reeve as our President and Chief Executive Officer at an initial base salary of $165,000 per year, which base salary may be increased but not decreased. The employment agreement is terminable at will by either party, but if we terminate Ms. Reeve's employment for any reason, other than death or disability, within one year after a change of control of Lightbridge or if we terminate her employment at any time without cause, we will be required to continue to pay her salary for a period of twelve months after such termination.

            INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE

STOCK OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-5% STOCKHOLDERS

    The following table sets forth certain information as of March 27, 2000, with respect to the beneficial ownership of the common stock by (i) each person that we know owns of record or beneficially more than 5% of the outstanding common stock, (ii) the Named Officers, (iii) each director, including each nominee for re-election, and (iv) all current executive officers and directors as a group. As of March 27, 2000, there were 16,663,579 shares of common stock outstanding.

                                                              NUMBER OF
                                                               SHARES      RIGHT TO
NAMES AND ADDRESSES OF BENEFICIAL HOLDERS(1)                  OWNED(2)    ACQUIRE(3)   PERCENT
--------------------------------------------                  ---------   ----------   --------
Kopp Investment Advisors, Inc.
Kopp Holding Company
LeRoy C. Kopp(4)............................................  2,259,550          --      13.6%
7701 France Avenue South, Suite 500
Edina, Minnesota 55435

Torrence C. Harder(5).......................................  1,199,054      24,000       7.2

Massachusetts Financial Services Company (6)................  1,108,958          --       6.7
500 Boylston Street
Boston, Massachusetts 02116

Massachusetts Capital Resource Company(7)...................    733,958     375,000       6.5
420 Boylston Street
Boston, Massachusetts 02116

Pamela D.A. Reeve(8)........................................    484,614     526,875       5.9
Michael A. Perfit(9)........................................    235,194       4,688       1.3
D. Quinn Mills(10)..........................................    185,507      24,000       1.1
Richard H. Antell...........................................     21,200     112,075         *
Douglas E. Blackwell........................................         --     120,437         *
Brian P. Connolly...........................................      1,000      42,000         *
Debora J. Wilson............................................         --      13,333         *
All directors and executive officers as a group (9
persons)(11)................................................  2,126,569     928,033      17.4

------------------------

* Less than one percent.

(1) The address of our executive officers and directors is in care of us at 67 South Bedford Street, Burlington, Massachusetts 01803.

(2) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Excludes shares that may be acquired through stock option or warrant exercises.

(3) Represents shares that can be acquired through stock option or warrant exercises through May 26, 2000.

(4) The "Number of Shares Owned" is based on information contained in an amendment to a report on Schedule 13G, filed with the Securities and Exchange Commission on February 4, 2000. The amended report states that:

       - Kopp Investment Advisors, Inc. has sole voting power with respect to 882,500 shares, sole dispositive power with respect to 610,000 shares and shared dispositive power with respect to 1,394,550 shares;

       - Kopp Holding Company has beneficial ownership of 1,494,098 shares; and

       - LeRoy C. Kopp has sole voting and dispositive power with respect to 255,000 shares and beneficially owns 2,259,550 shares.

(5) Includes 698,676 shares owned by a trust of which Mr. Harder is the trustee and beneficiary, 280,000 shares owned by a trust for the benefit of Mr. Harder's children, 188,603 shares held by Entrepreneurial
    Ventures, Inc., 19,500 shares held by the Torrence C. Harder Cultural Foundation, 5,400 shares beneficially owned by Mr. Harder's wife and children and 1,554 shares held by Entrepreneurial, Inc. Mr. Harder is the President of both Entrepreneurial, Inc. and Entrepreneurial Ventures, Inc.

(6) The "Number of Shares Owned" is based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 4, 2000.

(7) The "Number of Shares Owned" is based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 4, 2000. William J. Torpey, Jr. is the president and Joan C. McArdle is the vice president of Massachusetts Capital Resource Company, so that Mr. Torpey and Ms. McArdle may be deemed to be the beneficial owners of the shares held by Massachusetts Capital Resource Company.

(8) Includes 17,000 shares held by trusts for the benefit of certain of Ms. Reeve's children.

(9) Includes 219,194 shares and a warrant to purchase 3,000 shares held by a trust for the benefit of Mr. Perfit.

(10) Consists of 185,507 shares owned by a profit sharing plan for the benefit of Dr. Mills.

(11) Includes the shares described in Notes 5, 8, 9 and 10.

COMPLIANCE WITH REPORTING REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to report changes in ownership by filing Form 4 or 5 with the Securities and Exchange Commission. These executive officers, directors and ten-percent stockholders are also required by Securities and Exchange Commission rules to furnish us with copies of all
Section 16(a) reports they file. Based solely on our review of the copies of these forms, we believe that all Section 16(a) reports applicable to our executive officers, directors and ten-percent shareholders with respect to reportable transactions during the fiscal year ended December 31, 1999 were filed on a timely basis except that Dr. Mills failed to file on a timely basis one report with respect to the sale of 80,000 shares of common stock, and Mr. Harder failed to file one report with respect to the distribution of 48,080 shares of common stock by a corporation he controls.

PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of our common stock, for the period from September 27, 1996 (the effective date of the registration of our common stock under the Securities Exchange Act of 1934) to December 31, 1999, to the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Computer & Data Processing Services Index for the same period.

            COMPARISON OF THIRTY-NINE MONTH CUMULATIVE TOTAL RETURN*
         AMONG LIGHTBRIDGE, INC., THE NASDAQ STOCK MARKET INDEX AND THE
                NASDAQ COMPUTER & DATA PROCESSING SERVICES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        NASDAQ STOCK MARKET  NASDAQ COMPUTER & DATA PROCESSING SERVICES STOCKS  LIGHTBRIDGE, INC.
Sep-96               100.00                                             100.00             100.00
Oct-96                98.49                                              98.32             102.84
Nov-96               104.58                                             105.37              95.38
Dec-96               104.49                                             104.07              85.36
Jan-97               111.91                                             113.51              91.02
Feb-97               105.72                                             104.31             100.92
Mar-97                98.82                                              96.60              74.63
Apr-97               101.91                                             109.20              69.01
May-97               113.46                                             121.21              82.47
Jun-97               116.93                                             123.86              78.78
Jul-97               129.27                                             136.73             113.13
Aug-97               129.08                                             133.09             125.95
Sep-97               136.71                                             135.46             153.81
Oct-97               129.63                                             132.66             165.73
Nov-97               130.28                                             136.01             144.77
Dec-97               128.19                                             127.84             156.65
Jan-98               132.23                                             137.47             178.34
Feb-98               144.65                                             156.10             152.24
Mar-98               149.99                                             168.88             154.05
Apr-98               136.30                                             170.33             145.00
May-98               144.16                                             158.49             120.36
Jun-98               154.33                                             187.42              97.69
Jul-98               152.70                                             181.42              76.61
Aug-98               108.20                                             147.89              77.23
Sep-98               139.72                                             176.67              51.25
Oct-98               145.43                                             171.53              46.71
Nov-98               159.75                                             198.10              49.69
Dec-98               180.20                                             228.78              44.67
Jan-99               206.85                                             276.38              92.65
Feb-99               188.31                                             244.87              57.63
Mar-99               202.01                                             274.56              49.97
Apr-99               207.69                                             260.75              63.69
May-99               202.90                                             254.24              85.82
Jun-99               221.02                                             285.69             104.90
Jul-99               217.80                                             270.30             141.54
Aug-99               226.43                                             283.41             145.46
Sep-99               226.06                                             295.10             159.29
Oct-99               242.49                                             311.26             212.89
Nov-99               268.36                                             355.35             174.59
Dec-99               326.25                                             482.44             270.51

* $100 invested on September 27, 1996 in stock or index, including reinvestment of dividends. Fiscal year ends December 31.

                                 OTHER MATTERS

OTHER BUSINESS

    Neither we nor our Board of Directors intends to propose any matters of business at the Annual Meeting other than those described in this proxy statement. Neither we nor our Board knows of any matters to be proposed by others at the Meeting.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    A stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders for inclusion in our 2001 proxy statement must submit the proposal by January 27, 2001. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the Notice appearing on the cover of this proxy statement.

    In addition, in accordance with our By-Laws, a stockholder wishing to bring an item of business before the 2000 Annual Meeting of Stockholders must deliver notice of the item of business to us at our offices no later than March 27, 2001, even if the item is not to be included in our proxy statement.

                               LIGHTBRIDGE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          SPECIAL MEETING IN LIEU OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 2000


     The undersigned stockholder of Lightbridge, Inc. (the "Company") hereby appoints Pamela D.A. Reeve and Joseph A. Pignato and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Special Meeting in Lieu of 2000 Annual Meeting of Stockholders of the Company to be held on Thursday, May 25, 2000, and at any and all adjournments thereof (the "Meeting"), with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the matter set forth on the reverse side and in their discretion upon all other matters that may properly come before the Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting in Lieu of 2000 Annual Meeting of Stockholders and Proxy Statement for the Meeting and hereby revokes all proxies, if any, heretofore given by the undersigned to others for said Meeting.

            (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

                     PLEASE DATE, SIGN AND MAIL YOUR
                   PROXY CARD BACK AS SOON AS POSSIBLE!

       SPECIAL MEETING IN LIEU OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                             LIGHTBRIDGE, INC.

                               MAY 25, 2000


               Please Detach and Mail in the Envelope Provided

-------------------------------------------------------------------------------

           PLEASE MARK YOUR
/X/        VOTES AS IN
           THIS EXAMPLE.

                                        WITHHOLD
                                        AUTHORITY
                                     to vote for the
                   FOR the nominee       nominee
PROPOSAL 1.                                           Nominee: Debora J. Wilson
 ELECTION OF           / /                 / /
 DIRECTOR:


                                        FOR      AGAINST    ABSTAIN
PROPOSAL 2. INCREASE IN NUMBER OF
 SHARES ISSUABLE UNDER THE 1996         / /        / /        / /
 INCENTIVE AND NONQUALIFIED STOCK
 OPTION PLAN.

                                        FOR      AGAINST    ABSTAIN
PROPOSAL 3. INCREASE IN NUMBER OF
 SHARES ISSUABLE UNDER THE 1996         / /        / /        / /
 EMPLOYEE STOCK PURCHASE PLAN


IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS TO BE ACTED UPON, THE SHARES WILL BE VOTED UPON THE MATTERS IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature: _________ Date: _______,2000  Signature: _________ Date: ______,2000

Note: Please date, sign exactly as name appears hereon and return promptly.
      If the shares are registered in the name of two or more persons, each should sign. Executors, trustees, guardians, custodians, administrators, attorneys and corporate officers should add their titles.